SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2006

AVICI SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

101 Billerica Avenue, North Billerica, MA 01862

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 964-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Offer Letter

On August 28, 2006 the Compensation Committee of the Board of Directors (the “Committee”) of Avici Systems Inc. (the “Company”) approved the terms of employment for William J. Stuart as set forth in an employment offer letter dated August 16, 2006 (the “Offer Letter”), filed as Exhibit 10.1 hereto.

Pursuant to the Offer Letter, Mr. Stuart will hold the position of Senior Vice President of Finance and Chief Financial Officer. Mr. Stuart will be paid a base salary at the rate of $280,000 per annum, with a sign-on bonus of $60,000, payable after 120 days of employment, and will be eligible to participate in Avici’s Executive Incentive Plan (EIP) at a target of 35% of his annual base salary. Mr. Stuart was granted an option to purchase 65,000 shares of Avici common stock under Avici’s 2000 Stock Option and Incentive Plan, as amended, with an exercise price per share equal to 115% of the fair market value of such stock on the date of grant. Mr. Stuart was also granted restricted stock in the form of 35,000 shares of Avici common stock under Avici’s 2000 Stock Option and Incentive Plan, as amended, with a purchase price equal to $0.01 per share.

Severance Pay Agreement

In connection with the Offer Letter, on August 28, 2006, the Committee approved a severance pay agreement (the “Severance Pay Agreement”) with Mr. Stuart. The Severance Pay Agreement provides for twelve months continuation of base salary and benefits as well as acceleration of certain unvested options upon termination or a change in control. The Severance Pay Agreement is filed herewith as Exhibit 10.2.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 28, 2006, the Board of Directors of the Company appointed William J. Stuart, age 55, as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of Avici Systems Inc., to serve until the next annual meeting of the Board of Directors, until his successor is duly elected or until his earlier resignation or removal. Prior to joining Avici, Mr. Stuart was a general partner of Still River Funds, a venture capital firm specializing in information technology, communications and life sciences from September 2001 to August 2006. Prior to that Mr. Stuart was Vice President of Business Development for ADC Telecommunications from October 2000 to September 2001 following its acquisition of Broadband Access Systems, Inc., a privately-held manufacturer of cable modem termination systems, where Mr. Stuart was Chief Financial Officer from October 1999 to September 2000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1    Offer Letter dated August 16, 2006 setting forth terms of employment for William J. Stuart.

10.2    Severance Pay Agreement dated August 28, 2006 with William J. Stuart.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICI SYSTEMS INC.
Date: September 1, 2006
	By:	/s/ T.S. Ramesh
T.S. Ramesh,
Vice President of Finance
and Principal Accounting Officer

Exhibit Index

10.1	Offer Letter dated August 16, 2006 setting forth terms of employment for William J. Stuart.

10.2	Severance Pay Agreement dated August 28, 2006 with William J. Stuart.